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                                                                     EXHIBIT 4.5


                               November 17, 2003



SIGNING STOCKHOLDERS



Dear Sirs,



     Reference is hereby made to the Carmike Cinemas, Inc. Stockholders' Agreement, dated January 31, 2002, as amended, by and among, Carmike Cinemas, Inc., a Delaware corporation (the "Company") and the other parties signatory thereto (the "Signing Stockholders") (the "Stockholders' Agreement"), the Registration Rights Agreement, dated January 31, 2002, by and among the Company and the Signing Stockholders (the "Registration Rights Agreement") and the proposed offering (the "Proposed Offering") of the Company's common stock, par value $0.03 per share (the "Common Stock") pursuant to a Registration Statement on Form S-1 (Commission File No. 333-90028) (the "Registration Statement").



     In consideration of the agreements of the parties contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:



     1. Waiver of Lock-up. The Company and each of the Signing Stockholders do hereby agree to waive the provisions of Section 3 of the Stockholders' Agreement for purposes of the shares of Common Stock held by the Signing Stockholders to be sold in the Proposed Offering. This waiver is for the limited purpose of the Proposed Offering and shall not constitute a waiver of the provisions of Section 3 of the Stockholders' Agreement for any other purpose or with respect to any other Transfer (as defined in the Stockholders' Agreement) of Common Stock held by any Signing Stockholder, nor shall it constitute a waiver of any other provisions of the Stockholders' Agreement.



     2. Waiver of Notice and Request. Each Signing Stockholder hereby agrees to waive the requirement pursuant to Section 4(a) of the Registration Rights Agreement that it receive the 20-day advance written notice from the Company of the filing of the Registration Statement with respect to the Proposed Offering; and the Company hereby waives the requirement that each Signing Stockholder give to the Company the written request pursuant to Section 4(a) of the Registration Rights Agreement with respect to the inclusion of shares of Common Stock held by such Signing Stockholder in the Proposed Offering.



     3.  Priority of Registration.  Notwithstanding anything contained in
Section 4(c) of the Registration Rights Agreement to the contrary, the Company and each of the Signing Stockholders agree that, if the managing underwriter or underwriters of the Proposed Offering advise the Company in writing that in its or their opinion the number of shares of Common Stock proposed to be sold in the Proposed Offering exceeds the number of shares that can be sold in the Proposed Offering without an adverse effect on the Proposed Offering (such adverse effect to include, but not be limited to, any adverse effect on the marketing of the Proposed Offering or the price of the shares of Common Stock offered in the Proposed Offering), the Company will include in the Proposed Offering only the number of shares of Common Stock that, in the opinion of such underwriter or underwriters, in its or their sole and absolute discretion, can be sold in the Proposed Offering as follows: first, the 3,000,000 shares of Common Stock the Company proposes to sell for its own account and then second, shares of Common Stock proposed to be sold by the Signing Stockholders on a pro rata basis. Notwithstanding the foregoing, Michael W. Patrick shall be allowed to sell 131,948 shares in the Proposed Offering as a Signing Stockholder; provided that, any cut-back in the participation of Mr. Patrick and the other Signing Stockholders in the Proposed Offering shall be on a pro-rata basis. In the event that the managing underwriter or underwriters of the Proposed Offering advise the Company in writing that in its or their opinion the number of shares of Common Stock that can be sold in the Proposed Offering without an adverse affect on the Proposed Offering exceeds the 3,000,000 shares of Common Stock the Company proposes to sell for its own account and the number of

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shares of Common Stock proposed to be sold by the Signing Stockholders (an
"Upsizing"), the additional shares of Common Stock that can be sold shall be included in the Proposed Offering as follows: first, additional shares of Common Stock that the Signing Stockholders wish to sell, if any, on a pro rata basis and then second, additional shares of Common Stock that the Company wishes to sell, if any. For purposes of the Proposed Offering, Carl Patrick, Jr. shall be deemed to be a Signing Stockholder. Notwithstanding the foregoing, in the event of an Upsizing, if the Proposed Offering is priced on or prior to January 31, 2004, the Company may prevent the Signing Stockholders from selling additional shares of Common Stock in the Proposed Offering as part of the Upsizing.



     4. Authority. This letter agreement has been duly executed and delivered by the Company and each of the Signing Stockholders and constitutes the legal, valid and binding obligation of the Company and each of the Signing Stockholders, enforceable against each of them in accordance with its terms.



     5. Counterparts. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.



     6. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the state of Delaware and without reference to principles of conflicts of laws or choice of laws.



     7. Amendment. This letter agreement may only be amended or modified by written agreement of each of the parties hereto.



     If the foregoing accurately reflects our understanding, please sign below to evidence your acceptance and agreement with the foregoing and return one copy of this letter to the undersigned, whereupon it shall become a binding agreement.


                                          Carmike Cinemas, Inc.


                                          By:     /s/ Martin A. Durant

                                            ------------------------------------

                                              Name: Martin A. Durant


                                              Title: Senior Vice
                                              President -- Finance,
                                            Treasurer and Chief Financial
                                              Officer


Agreed and accepted as of the date first written above:


MICHAEL W. PATRICK, AS AN INDIVIDUAL



By:     /s/ Michael W. Patrick

    ------------------------------------

    Name: Michael W. Patrick

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GS CAPITAL PARTNERS III, L.P.


By: GS Advisors III, L.L.C.,


    Its General Partner



By:    /s/ Richard A. Friedman

    ------------------------------------

    Name: Richard A. Friedman


    Title: President



GS CAPITAL PARTNERS III OFFSHORE, L.P.


By: GS Advisors III, L.L.C.,


    Its General Partner



By:    /s/ Richard A. Friedman

    ------------------------------------

    Name: Richard A. Friedman


    Title: President



GOLDMAN SACHS & CO. VERWALTUNGS


GMBH



By:    /s/ Richard A. Friedman

    ------------------------------------

    Name: Richard A. Friedman


    Title: Attorney-in-fact



BRIDGE STREET FUND 1998, L.P.


By: Stone Street 1998, L.L.C.,


    Its General Partner



By:    /s/ Richard A. Friedman

    ------------------------------------

    Name: Richard A. Friedman


    Title: Vice President



STONE STREET FUND 1998, L.P.


By: Stone Street 1998, L.L.C.


    Its General Partner



By:    /s/ Richard A. Friedman

    ------------------------------------

    Name: Richard A. Friedman


    Title: Vice President

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THE JORDAN TRUST



By:     /s/ John W. Jordan, II

    ------------------------------------

    Name: John W. Jordan, II


    Title: Trustee



TJT(B)



By:     /s/ John W. Jordan, II

    ------------------------------------

    Name: John W. Jordan, II


    Title: Trustee



TJT(B) (BERMUDA) INVESTMENT


COMPANY LTD.



By:     /s/ John W. Jordan, II

    ------------------------------------

    Name: John W. Jordan, II


    Title: President



DAVID W. ZALAZNICK AND BARBARA


ZALAZNICK, JT TEN



By:     /s/ David W. Zalaznick

    ------------------------------------

    Name: David W. Zalaznick


    Title: Trustee



LEUCADIA INVESTORS, INC.



By:     /s/ Joseph A. Orlando

    ------------------------------------

    Name: Joseph A. Orlando


    Title: Vice President



LEUCADIA NATIONAL CORPORATION



By:     /s/ Joseph A. Orlando

    ------------------------------------

    Name: Joseph A. Orlando


    Title: Vice President